EXHIBIT 32
Certification
Pursuant to 18 United States Code § 1350 and
Rule 13a-14(b) of the Securities Exchange Act of 1934
In connection with the Quarterly Report of PulteGroup, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to his knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 23, 2026

/s/ Ryan R. Marshall
Ryan R. Marshall
President and Chief Executive Officer

/s/ James L. Ossowski
James L. Ossowski
Executive Vice President and Chief Financial Officer